UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CPI AEROSTRUCTURES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPI AEROSTRUCTURES, INC.

91 Heartland Blvd.

Edgewood, New York 11717

(631) 586-5200

Notice of Annual Meeting of Shareholders

to be held on June 20, 2018

To the Shareholders of CPI Aerostructures, Inc.:

You are cordially invited to attend the annual meeting of shareholders of CPI Aerostructures, Inc. to be held at the offices of our corporate counsel, Graubard Miller, The Chrysler Building, 405 Lexington Avenue 11th Floor, New York, NY 10174, on Wednesday, June 20, 2018, at 9:00 a.m., to consider and act upon the following matters:

(1)To elect two Class II directors to serve for the ensuing three-year period until their successors are elected and qualified;

(2)To approve, on an advisory basis, the executive compensation of our named executive officers;

(3)To select, on an advisory basis, the frequency with which we will hold an advisory shareholder vote to approve executive compensation;

(4)To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(5)To transact such other business as may properly come before the annual meeting of shareholders and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on April 30, 2018 will be entitled to notice of, and to vote at, the annual meeting of shareholders and any postponements or adjournments thereof.

We are providing proxy materials to our shareholders primarily through the Internet. We have found this process significantly lowers the cost of our annual proxy campaign and offers our shareholders a convenient way to access our proxy materials. Please read the proxy statement carefully, because it contains information relevant to the actions to be taken at the annual meeting.

Even if you plan to attend the annual meeting in person, we encourage you to vote your shares in advance by following the voting instructions provided. Every vote is important, and we look forward to hearing from you.

By Order of the Board of Directors

Vincent Palazzolo, Secretary

Edgewood, New York
April 30, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2018

Our 2018 proxy statement and our annual report for the fiscal year ended December 31, 2017 are available at http://www.cstproxy.com/cpiaero/2018/.

PROXY STATEMENT
Annual Meeting of Shareholders
to be held on June 20, 2018

This proxy statement and the accompanying form of proxy is furnished to shareholders of CPI Aerostructures, Inc. (the “Company”, “we”, or “us”) in connection with the solicitation of proxies by our board of directors for use in voting at our annual meeting of shareholders (the “Annual Meeting”) to be held at the offices of our corporate counsel, Graubard Miller, The Chrysler Building, 405 Lexington Avenue 11th Floor, New York, NY 10174, on Wednesday, June 20, 2018, at 9:00 a.m., and at any and all postponements or adjournments thereof.

This proxy statement, the accompanying notice of Annual Meeting, the proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2017 are being made available on or about May 11, 2018 to shareholders of record as of April 30, 2018. We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

(1)To elect two Class II directors to serve for the ensuing three-year period until their successors are elected and qualified;

(2)To approve, on an advisory basis, the executive compensation of our named executive officers;

(3)To select, on an advisory basis, the frequency with which we will hold an advisory shareholder vote to approve executive compensation;

(4)To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(5)To transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments thereof.

What are the recommendations of the board of directors?

Our board of directors recommends that you vote:

✓ “FOR” the election of the director nominees named in this proxy statement;

✓ “FOR” the approval of executive compensation;

✓   For holding executive compensation votes “EVERY THREE YEARS”; and

✓ “FOR” the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 30, 2018, the record date, are entitled to vote at the Annual Meeting. As of the record date, we had issued and outstanding 8,950,913 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date. There is no cumulative voting.

How do I submit my vote?

Record holders can vote by the following methods:

•By Internet or Telephone. You may vote by proxy via the Internet or telephone. The Notice of Internet Availability of Proxy Materials provides instructions for submitting a proxy by Internet or telephone.

•By mail. If you wish to receive a paper copy of the proxy materials, you must request one. The Notice of Internet Availability of Proxy Materials provides instructions for requesting paper copies of the proxy materials. If you request paper copies, you may vote by completing the proxy card and returning it in the postage-paid return envelope.

•In person. You may attend the Annual Meeting and vote in person using the ballot provided to you at the Annual Meeting. Note that photo identification is required for admittance.

Beneficial owners of shares held in street name may instruct their bank, broker, or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their bank, broker, or other nominee for information on communicating these voting instructions. Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the shareholder of record, present it to the inspector of election at the Annual Meeting, and produce valid identification. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the Annual Meeting and vote in person.

If your shares are held through a bank, broker, or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker, or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record. You must bring this legal proxy to the Annual Meeting, present it to the inspector of election and produce valid identification. If you hold your shares in street name, your bank, broker, or other holder of record will not be permitted to vote on your behalf on certain matters, including with respect to the election of our directors, unless it receives voting instructions from you. To ensure that your vote is counted, please communicate your voting instructions to your broker, bank, or other holder of record before the Annual Meeting, or obtain a legal proxy and arrange to attend the Annual Meeting in person.

What is the effect of giving a proxy?

The persons named in the proxy have been designated as proxies by our board of directors. If you are a record holder and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our board of directors will vote your shares at the Annual Meeting as specified in your proxy.

If you are a record holder and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the director nominees (Proposal 1), FOR the advisory approval of executive compensation (Proposal 2), for holding executive compensation approval votes EVERY THREE YEARS (Proposal 3), and FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 4).

If you give your proxy, your shares also will be voted in the discretion of the persons designated as proxies with respect to any other matters properly brought before the Annual Meeting and any postponements or adjournments thereof. If any other matters are properly brought before the Annual Meeting, the persons designated as proxies will vote the proxies in accordance with their best judgment.

May I change my vote after I give my proxy?

You may revoke your proxy at any time before it is exercised by:

•delivering written notification of your revocation to our secretary;

•voting in person at the Annual Meeting; or

•delivering another proxy bearing a later date.

Please note that your attendance at the Annual Meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. In certain instances, shares which are not considered present and entitled to vote on a particular matter will count for purposes of determining the presence of a quorum. For example, a proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”), or that the shareholder is abstaining, with respect to a particular matter. Similarly, a broker may not be permitted to vote (“broker non-vote”) with respect to shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the shares. The shares which are not being voted on a particular matter due to either shareholder withholding, abstention, or broker non-vote will not be considered shares present and entitled to vote on that matter but will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any other matter at the Annual Meeting. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, the shares will not be counted for purposes of determining the presence of a quorum.

How many votes are needed for approval of each matter?

The election of directors. The election of directors requires a plurality vote of the votes cast at the Annual Meeting. “Plurality” means that the individual who receives the largest number of votes cast “FOR” is elected as director. Consequently, any shares not voted “FOR” such nominee, whether as a result of a direction of the shareholder to withhold authority, abstentions, or a broker non-vote, will not have any effect on the election.

Approval of executive compensation (“Say on Pay”). The results of the Say on Pay vote are advisory and non-binding on our board of directors. A vote “FOR” the Say on Pay proposal by a majority of the votes cast at the Annual Meeting with respect to such proposal will constitute the shareholders’ non-binding approval of our current executive compensation and related policies and procedures. Abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome.

Frequency of Say on Pay (“Say on Pay Frequency”). Like the Say on Pay vote, the vote regarding the frequency with which we should hold future Say on Pay votes is advisory and non-binding on our board of directors. The option — every one, two, or three years — which receives a plurality of the votes cast at the Annual Meeting with respect to such proposal will constitute the shareholders’ non-binding selection with respect to the frequency of future Say on Pay votes. Abstentions and broker non-votes will not be counted in favor of any option.

Ratification of independent registered public accounting firm. The ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 must be approved by a majority of the votes cast at the Annual Meeting with respect to the proposal. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Brokerage firms do have authority to vote customers’ shares on this proposal in the absence of instructions from the beneficial owner of the shares. To the extent any brokerage firms do not vote on this proposal, such broker non-votes will not be considered present and entitled to vote on this matter and will not have any effect on the vote on this matter.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is divided into three classes with one class of directors typically being elected in each year and each class serving a three-year term. The term of office of our Class II directors expires at this year’s Annual Meeting. Our current Class II directors are Walter Paulick and Eric Rosenfeld. The term of office of our Class III directors, Carey Bond, Michael Faber, and Douglas McCrosson, expires at the 2019 Annual Meeting. The term of office of our Class I directors, Harvey J. Bazaar and Terry Stinson, expires at the 2020 Annual Meeting.

Our board of directors has nominated the current Class II directors, Walter Paulick and Eric Rosenfeld, for re-election as Class II directors. Biographical information about the nominees, and the entire board of directors, can be found under the heading “Directors, Executive Officers, and Corporate Governance” beginning on page 10 below.

Each of these nominees has agreed to be named in this proxy statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of these nominees. In case any of these nominees become unavailable for election to our board of directors, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Nominees that receive the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the Annual Meeting and entitled to vote thereon, will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE CLASS II DIRECTOR NOMINEES.

PROPOSAL 2 – SAY ON PAY

At the Annual Meeting, shareholders will vote on the following resolution:

RESOLVED, that the shareholders of CPI Aerostructures, Inc. approve, on an advisory basis, the compensation of CPI Aerostructures, Inc.’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which include the compensation tables and related narrative discussion).

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), and rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, enable our shareholders to vote to approve, on an advisory basis, the compensation of our Chief Executive Officer and Chief Financial Officer (collectively, our “Named Executive Officers”) as disclosed in this proxy statement in accordance with the SEC’s rules. Our compensation policies are intended to ensure that executive compensation is competitive yet reasonable, supportive of organizational objectives and shareholder interests, and designed to align the interests of executive officers with the Company’s long-term performance and increase shareholder value. An explanation of our policies and procedures in determining executive compensation is found below under the heading “Executive Officer Compensation” and specific information regarding the current compensation of our Named Executive Officers is found in the compensation tables included below.

The Say on Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. We believe that the executive compensation as disclosed in our tabular disclosures and other narrative executive compensation disclosure in this proxy statement aligns with our compensation policies.

The Say on Pay vote is advisory, and therefore not binding on the Company, our board of directors, or the compensation committee of the board of directors (“Compensation Committee”). As a matter of policy, the Compensation Committee has decided to take into consideration the results of the most recent Say on Pay vote when making compensation decisions and reviewing its compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION
OF ITS NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 – FREQUENCY OF SAY ON PAY VOTE

Shareholders will also vote on the following resolution:

RESOLVED, that the shareholders of CPI Aerostructures, Inc. determine, on an advisory basis, that the frequency with which the shareholders of CPI Aerostructures, Inc. should have an advisory vote on the compensation of CPI Aerostructures, Inc.’s Named Executive Officers as described in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in CPI Aerostructures, Inc.’s Annual Meeting proxy statement is:

Choice 1 — every year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting.

At least once every six years, the Dodd-Frank Act enables our shareholders to indicate how frequently they believe we should conduct a Say on Pay vote (as such vote is described above). When the Company last submitted this non-binding resolution for shareholder vote at the 2012 Annual Meeting, it recommended that shareholders vote to approve, on an advisory basis, to hold an advisory vote on the overall compensation of the Company’s Named Executive Officers every three years, which shareholders supported.

After careful consideration, we have again determined that a three-year cycle is consistent with our policies and practices for evaluating and determining compensation of our Named Executive Officers as described in this proxy under the heading “Executive Officer Compensation” and will allow our board of directors and the Compensation Committee to engage with investors to understand any concerns about executive compensation and meaningfully implement any desired changes to our compensation policies and practices.

Like the Say on Pay vote, the Say on Pay Frequency vote is not binding on the Company, the Compensation Committee, or our board of directors. The Compensation Committee and our board of directors have decided to account for the results of the most recent Say on Pay Frequency vote when making a decision regarding how often to hold Say on Pay votes. We, however, may choose to hold Say on Pay votes less frequently than the option chosen by shareholders if we determine that it is in the best interest of the shareholders and the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR “EVERY THREE YEARS”
ON THE PROPOSAL RECOMMENDING THE FREQUENCY
OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4— RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors (“Audit Committee”) is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has selected CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for 2018. The Audit Committee annually reviews CohnReznick’s independence and performance in deciding whether to retain CohnReznick or engage a different independent registered public accounting firm. This review includes, among other things, consideration of CohnReznick’s historical and recent performance on our audit, CohnReznick’s capability and expertise in handling the breadth and complexity of our operations, the appropriateness of CohnReznick’s fees for audit and non-audit services, both on an absolute basis and as compared to its peer firms, and CohnReznick’s independence and tenure as our independent registered public accounting firm.

CohnReznick has served as our independent registered public accounting firm since 2004. There are a number of benefits of a long-tenured auditor, including:

•Higher Audit Quality. Through more than 13 years of experience with the Company, CohnReznick has gained knowledge of and deep expertise regarding our operations and businesses, accounting policies and practices, and internal control over financial reporting.

•Efficient Fee Structure. CohnReznick’s familiarity with our business helps keep aggregate fees competitive with peer companies.

•No Onboarding or Educating a New Auditor. Bringing on a new independent registered public accounting firm would require significant time and commitment that could distract from management’s focus on financial reporting and internal controls.

We propose that the shareholders ratify the appointment of CohnReznick as our independent registered public accounting firm for fiscal year 2018. We expect that representatives of CohnReznick will be present at the Annual Meeting and that they will be available to respond to appropriate questions submitted by shareholders at the Annual Meeting. CohnReznick will have the opportunity to make a statement if they desire to do so.

The following fees were paid to CohnReznick for services rendered in years ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$296,350	$294,000
Audit-Related Fees(2)	22,220	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$318,550	$294,000

(1)Audit fees consist of fees billed for professional services by CohnReznick for audit and quarterly review of the Company’s consolidated financial statements during the years ended December 31, 2017 and 2016, and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)Audit-related fees represent the aggregate fees billed for assurance and related professional services rendered by CohnReznick that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees,” including the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with securities offerings.

(3)Tax fees represent the aggregate fees billed for professional services rendered by CohnReznick for tax compliance, tax advice, and tax planning services.

Pre-Approval Policies and Procedures.  In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our Audit Committee. Our Audit Committee approved all of the fees referred to in the rows titled “Audit Fees,” “Tax Fees,” and “All Other Fees” in the table above.

Ratification by the shareholders of the appointment of an independent registered public accounting firm is not required, but our board of directors believes that it is desirable to submit this matter to the shareholders. If a majority of the votes cast at the Annual Meeting do not ratify the selection of CohnReznick, the selection of an independent registered public accounting firm will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Information about Directors, Nominees, and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Director Since	Position & Board Committees
Harvey J. Bazaar	77	2006	Director
			Audit Committee (Chair)

Carey Bond	57	2016	Director
			Compensation Committee, Nominating & Corporate Governance Committee

Michael Faber	58	2013	Director
			Audit Committee, Nominating & Corporate Governance Committee (Chair), Strategic Planning Committee

Douglas McCrosson	55	2014	Chief Executive Officer, President, and Director
			Strategic Planning Committee

Vincent Palazzolo	54	--	Chief Financial Officer

Walter Paulick	71	1992	Director
			Audit Committee, Nominating & Corporate Governance Committee

Eric Rosenfeld	60	2003	Chairman of the Board of Directors
			Compensation Committee, Nominating & Corporate Governance Committee, Strategic Planning Committee (Chair)

Terry Stinson	76	2014	Director
			Compensation Committee (Chair), Strategic Planning Committee

We believe that it is necessary for each of our directors to possess qualities, attributes, and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the board of directors. As described on page 16 under “Nominating and Corporate Governance Committee Information — Guidelines for Selecting Director Nominees,” the nominating and corporate governance committee of our board of directors (“Nominating and Corporate Governance Committee”) considers all factors it deems relevant when evaluating prospective candidates or current members of our board of directors for nomination to our board of directors, as prescribed in the committee’s written charter and established guidelines and the Company’s corporate governance guidelines. All of our directors bring to the board of directors leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our board of directors, as a whole, with the skills and expertise that reflect the needs of the Company. The following skills matrix shows the diverse range of experience our directors provide to our Company.

	Qualifications			Experience
	Executive Leadership	Public Company Director	Audit Committee Financial Expert(1)	Accounting	Law	Corporate Governance & Supervision	Aerospace Industry Experience
Harvey J. Bazaar	✓	✓	✓	✓		✓
Carey Bond	✓					✓	✓
Michael Faber	✓		✓		✓	✓
Douglas McCrosson	✓					✓	✓
Walter Paulick	✓					✓
Eric Rosenfeld	✓	✓				✓
Terry Stinson	✓	✓				✓	✓

(1)Indicates audit committee members who meet the criteria of an “Audit Committee Financial Expert” under applicable SEC rules.

Certain individual experiences, qualifications, and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the biographies set forth below.

Harvey J. Bazaar has been a director since December 2006 and chairman of our Audit Committee since April 2007. A certified public accountant, Mr. Bazaar has spent most of his career in public accounting, having retired from PricewaterhouseCoopers in 2000 as the Global and Americas Leader for the Capital Markets Group. At Coopers & Lybrand, which merged with PriceWaterhouse to form PricewaterhouseCoopers, Mr. Bazaar served on the firm’s Executive Committee and as Managing Partner of the New York City office. From September 2001 to December 2002, Mr. Bazaar served as Chief Operating Officer of DML Global Services, a company providing fund accounting and related services to private investment funds and other businesses. From December 2006 to August 2008, Mr. Bazaar served on the board of directors and Audit Committee of BKF Capital Group, Inc., an OTC Bulletin Board company, and served as its President and Chief Executive Officer from November 2007 to August 2008. From July 2009 to May 2018, Mr. Bazaar served on the board of directors of various insurance entities that are part of the QBE Americas Group, and served as Chairman of the Audit Committee of QBE Holdings, Inc. from November 2009 to May 2018 and as a member of the Remuneration Committee of QBE Holdings, Inc. from January 2014 to May 2018. Mr. Bazaar holds a Bachelor of Science degree from Kent State University and is a member of the Board of Trustees of the Kent State University Foundation. Mr. Bazaar brings to our board of directors an in-depth understanding of generally accepted accounting principles, financial statements, and SEC reporting requirements, as well as an extensive and diverse general business knowledge.

Carey E. Bond has been a director since December 2016. Mr. Bond’s career as a corporate executive in the aviation industry has spanned over 30 years, where he has held successful leadership roles in several areas such as aircraft development and production, sales, service, and profit and loss ownership. Mr. Bond spent 10 years at Sikorsky Aircraft Corporation, a corporation specializing in designing, manufacturing and servicing helicopters, as Vice President, Corporate Strategy, Chief Marketing Officer, and President, Commercial Systems and Services. Mr. Bond has served on the board of directors of domestic and international companies, namely Shanghai Sikorsky Aircraft Company Limited, New Eclipse Aerospace, and PZL Mielec Aircraft Company. Mr. Bond holds a Masters of Business Administration from Texas Christian University. Mr. Bond brings to our board of directors a seasoned expertise in the aerospace industry, an internationally-minded approach to business development, and general business acumen.

Michael Faber has been a director since August 2013 and chairman of our Nominating and Corporate Governance Committee since June 2014. Mr. Faber is a corporate executive, family office advisor, and attorney with more than 20 years of experience investing in, operating, and advising both large multi-national and emerging growth companies in a variety of industries. Since 1996, Mr. Faber has served as Chief Executive Officer of NextPoint Management Company, Inc., an investment and strategic advisory firm, advising family offices on a variety of issues, including family office management, asset manager selection and oversight, direct investing, and trust and estates. Additionally, Mr. Faber currently serves as a senior advisor to a family office with more than $2 billion in assets, a senior advisor to ff Venture Capital, and a senior advisor to Blueprint Capital Advisors. From 1990 to 2008, Mr. Faber was a General Partner of the NextPoint and Walnut family of investment funds, focusing on private equity, venture capital, and structured investments. Previously, Mr. Faber was a senior advisor to Akerman Senterfitt, of counsel to the law firm of Mintz Levin, an attorney with the law firm of Arnold & Porter, and a senior consultant to The Research Council of Washington, the predecessor to The Corporate Executive Board Company. Mr. Faber has served on audit and compensation committees for a number of companies. Mr. Faber is an honors graduate and John M. Olin Fellow of the University of Chicago Law School and attended the Johns Hopkins University School of International Studies and the State University of New York. Mr. Faber brings to our board of directors his legal expertise as well as his years of investment and general business experience.

Douglas McCrosson was appointed as our Chief Executive Officer and President in March 2014. Mr. McCrosson joined the Company in 2003 as Director of Business Development. During his tenure, he has held positions of increasing responsibility, including Vice President of Business Development and Senior Vice President of Operations, where he headed CPI’s business development, engineering, procurement and manufacturing operations. Subsequently, he was promoted to the position of Chief Operating Officer in January 2010 before becoming President and Chief Executive Officer. He has 30 years of aerospace experience, having started his career as a mechanical engineer at Grumman Corporation, now Northrop Grumman. Mr. McCrosson holds a Bachelor of Science degree in mechanical engineering from the State University of New York at Buffalo and a Master of Science degree in Management from the New York University Polytechnic School of Engineering. He has been a member of the Board of Governors of the Aerospace Industries Association, a trade association representing major aerospace and defense manufacturers and suppliers in the United States. He is a member of the Board of Directors of the Long Island Association, the leading business association in the Long Island region. Mr. McCrosson provides our board of directors with unique knowledge of the Company’s business, operations and management and his other extensive experience in the Company’s industry.

Vincent Palazzolo has been our Chief Financial Officer since May 2004 and our Secretary since March of 2008. From December 2003 to May 2004, he was employed by J. H. Cohn LLP as an audit partner. From 1988 through November 2003, Mr. Palazzolo was employed by Goldstein Golub Kessler LLP (“GGK”), where he was an audit partner from September 1999 through November 2003. While employed by GGK, from September 1999 to November 2003, Mr. Palazzolo also served as a managing director of American Express Tax and Business Services, Inc. Mr. Palazzolo holds a Bachelor of Business Administration in Accounting from Hofstra University, is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Walter Paulick has been a director since April 1992. He served as the chairman of our Nominating and Corporate Governance Committee from March 2004 until June 2015 and as chairman of our Audit Committee from June 2006 until April 2007. Mr. Paulick is a self-employed real estate development consultant. From 1982 to November 1992, Mr. Paulick was a vice president of Parr Development Company, Inc., a real estate development company. From 1974 to 1982, Mr. Paulick was a vice president of National Westminster U.S.A. Mr. Paulick holds an Associate degree in Applied Science from Suffolk Community College and a Bachelor of Business Administration from Dowling College. Mr. Paulick’s background in banking and real estate development, and his general business knowledge provides our board of directors with a diverse perspective on the Company’s industry and business in our region.

Eric S. Rosenfeld has been the Non-Executive Chairman of our board of directors since January 2005 and a director and Chairman of our Strategic Planning Committee since April 2003. Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company, Oppenheimer & Co., Inc., for 14 years. Mr. Rosenfeld currently serves as a director for several companies, including Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultraportable devices, Cott Corporation, a consumer beverages company, Pangaea Logistics Solutions Ltd., a logistics and shipping company that merged with Quartet Merger Corp., a blank-check company, for which he served as Chairman and Chief Executive Officer, and NextDecade Corporation, a natural gas development stage company that merged with Harmony Merger Corp., a blank-check company for which he served as Chairman and Chief Executive Officer. Mr. Rosenfeld is also currently on the board of Aecon Group Inc., a Canadian construction company that is expected to be acquired by CCCI by the end of the second quarter 2018, subject to Canadian governmental approval. At such time, Mr. Rosenfeld will resign from his position on that board. Mr. Rosenfeld has also served as a director for numerous companies, including Arpeggio Acquisition Corporation, Rhapsody Acquisition Corporation and Trio Merger Corp., all blank check companies that later merged with Hill International, Primoris Services Corporation and SAExploration Holdings Inc., respectively. He also served on the board of directors of Sierra Systems Group Inc., an information technology, management consulting, and systems integration firm, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, GEAC Computer, a software company, Computer Horizons Corp., an IT services company, and SAExploration Holdings Inc., a seismic data services company. Mr. Rosenfeld provides our board of directors with expertise in finance and financial markets and with experience derived from his service on the boards of other public and private companies.

Terry Stinson has been a director and the chairman of our compensation committee since June 2014. Mr. Stinson is Chief Executive Officer of his own consulting practice, Stinson Consulting, LLC, a position he has held since 2001. Stinson Consulting is engaged in strategic alliances and marketing for the aerospace industry. From January 2013 until May 31, 2014, he served as Executive Vice President of AAR CORP., an international, publicly traded aerospace manufacturing and services company. Mr. Stinson currently serves as an independent consultant to AAR CORP. From August 2007 until January 2013, Mr. Stinson served as Group Vice President of AAR CORP. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for

Textron Inc. From 1986 to 1996, he was President of the Hamilton Standard Division of United Technologies Corporation, a defense supply company. Mr. Stinson is currently a director of Lennox International Inc., a company engaged in the design and manufacture of heating, ventilation, air conditioning, and refrigeration products, serving on such company’s Board Governance, Compensation, and Human Resources Committees. Mr. Stinson previously served as a director of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies, and systems, from September 2003 to March 2008. As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes to our board of directors his extensive management and marketing experience in the aerospace industry, as well as his general business acumen and experience developed by serving on other public company boards.

Family Relationships

There are no family relationships among any of the Company’s directors or named executive officers.

Independence of Directors

Our common stock is listed on the NYSE American LLC exchange (“NYSE American”), a stock exchange affiliated with the New York Stock Exchange. As a result, we follow the rules of the NYSE American exchange in determining whether a director is independent. The current NYSE American exchange listing standards define an “independent director” generally as a person, other than an officer or employee of the Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment. Our board of directors consults with our legal counsel to ensure that our board of directors’ determinations are consistent with NYSE American exchange rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, our board of directors has determined that Harvey J. Bazaar, Carey Bond, Michael Faber, Walter Paulick, Eric Rosenfeld, and Terry Stinson will be independent directors of the Company for the ensuing year. The remaining director, Douglas McCrosson, is not independent because he is currently employed by us. All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent.

Code of Ethics

Our board of directors has adopted a written code of ethics which applies to our directors, officers, and employees, and which is designed to deter wrongdoing and to promote ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports that we file or submit to the SEC and others, compliance with applicable government laws, rules, and regulations, prompt internal reporting of violations of the code, and accountability for adherence to the code. A copy of the code of ethics may be found on our website at www.cpiaero.com/board.html.

Board of Directors Meetings and Committees

Our board of directors held seven meetings in 2017. All directors attended the 2017 annual shareholder meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No director attended fewer than 75% of the meetings of the board and of the committees thereof upon which he served in 2017. We have standing compensation, audit, nominating and corporate governance, and strategic planning committees. Copies of our committee charters are available free of charge on our website at www.cpiaero.com/board.html.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and principal executive officer at this time. This permits our principal executive officer to concentrate his efforts primarily on managing the Company’s business operations and development. This also allows us to maintain an independent chairman of the board who oversees, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of the Company’s strategies and policies, and the evaluation of our principal executive officers by our board of directors.

Risk Oversight

The primary function of our board of directors is oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. In particular, our Audit Committee discusses with management the Company’s major financial risk exposures and reports its findings to our board of directors in connection with our board’s risk oversight review.

Stock Ownership Requirements

Non-executive directors are subject to a stock ownership policy whereby each non-executive director is required to own common stock of the Company valued at least four times his annual cash compensation before and after any stock sales. We believe this policy promotes and strengthens the alignment of interests between our non-executive directors, management, and shareholders.

Corporate Governance Highlights

✓ Independent Chairman of the Board	✓ Regular executive sessions of independent directors
✓ 6 out of 7 directors are independent	✓ Stock ownership requirements for independent directors
✓ Robust risk oversight process for board and committees	✓ Annual board and committee evaluations

Compensation Committee Information

Our Compensation Committee is currently comprised of Carey Bond, Eric Rosenfeld, and Terry Stinson (Chairman). Our board of directors has determined that each member of the Compensation Committee is an independent director under the NYSE American exchange listing standards. Our board of directors has adopted a written Compensation Committee charter, which is reviewed annually and which the Compensation Committee intends to review at its next regularly scheduled meeting. The responsibilities of our Compensation Committee include:

•establishing the general compensation policy for our executive officers, including the Chief Executive Officer;

•reviewing the compensation paid to non-executive directors and making recommendations to the board of directors for any adjustments;

•administering our stock option and performance equity plans and determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants; and

•ensuring that any compensation plan for key executives does not encourage undue risk-taking.

Our Compensation Committee held three meetings during 2017 to review, discuss, and make any necessary changes to our executive and non-executive director compensation. Our Compensation Committee makes all final determinations with respect to compensation of executive officers, considering, among other things, its assessment of the value of each executive officer’s contribution to the Company, the Company’s financial performance during recent fiscal years in light of prevailing business conditions, and the Company’s goals for the ensuing fiscal year. Our Compensation Committee considers recommendations from our Chief Executive Officer relating to the compensation of our other executive officers.

Our Compensation Committee may utilize the services of third parties, including subscriptions to executive compensation surveys and other databases, to assist with the review of compensation for executive officers. Our Compensation Committee is charged with performing an annual review of the compensation of our executive officers to determine whether they are provided with adequate incentives and motivation, and whether they are compensated appropriately in accordance with our compensation policies.

Audit Committee Information and Report

Our Audit Committee is currently comprised of Harvey J. Bazaar (Chairman), Michael Faber, and Walter Paulick. Our Audit Committee held six meetings during 2017. All of the members of our Audit Committee are “independent directors,” as defined under NYSE American exchange listing standards, and are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Financial Experts on the Audit Committee

We must certify to the NYSE American exchange that our Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board of directors has determined that each of Harvey J. Bazaar’s and Michael Faber’s qualifications satisfy the NYSE American exchange’s definition of financial sophistication and also qualify them as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Audit Committee Report

Our board of directors has adopted a written Audit Committee charter, which is reviewed annually and which the Audit Committee intends to review at its next regularly scheduled meeting. According to our Audit Committee charter, our Audit Committee’s responsibilities include, among other things:

•meeting with the independent registered public accounting firm prior to the audit to review the scope, planning, and staffing of the audit;

•reviewing and discussing with management and our independent registered public accounting firm the annual audited financial statements, and recommending to our board of directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

•reviewing and discussing with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of Quarterly Reports on Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements;

•discussing with management and our independent registered public accounting firm significant financial reporting issues and judgments made in connection with our financial statements, including the reporting requirements of Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101;

•discussing earnings press releases with management, including the use of pro forma or adjusted non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies;

•discussing with management and our independent registered public accounting firm the effect on our financial statements of regulatory and accounting initiatives and off-balance sheet structures;

•discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•discussing with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

•reviewing disclosures made to our Audit Committee by our Chief Executive Officer and Chief Financial Officer during their certification process for our Form 10-Ks and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•reviewing the scope, planning, and staffing of the audit for the Company’s 401(k) plan and reviewing the audited financial statements for the 401(k) plan;

•verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•reviewing and discussing with our independent registered public accounting firm the firm’s written disclosures concerning independence as required by PCAOB Ethics and Independence Rule 3526;

•reviewing and approving all related-party transactions;

•discussing with management our compliance with applicable laws and regulations;

•pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•appointing or replacing our independent registered public accounting firm;

•determining the compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and our independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies.

Management has reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 with our Audit Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of our Audit Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited annual financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

In performing all of these functions, our Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company’s annual reports and generally reviews its quarterly reports prior to filing with the SEC. In its oversight role, our Audit Committee relies on the work and assurances of the Company’s management, which has the responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. Our Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to our Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and our Audit Committee has reviewed and discussed the financial statements with management and our independent registered public accounting firm. Our Audit Committee also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent registered public accounting firm also provided our Audit Committee with the written disclosures required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees) and our Audit Committee discussed with our independent registered public accounting firm and management the independent registered public accounting firm’s independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered. In reliance on these reviews, discussions, and the report of our independent registered public accounting firm, our Audit Committee recommended to our board of directors, and the board of directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Harvey J. Bazaar (Chairman)

Michael Faber

Walter Paulick

Nominating and Corporate Governance Committee Information

Our Nominating and Corporate Governance Committee is currently comprised of Carey Bond, Michael Faber (Chairman), Walter Paulick, and Eric Rosenfeld, each an independent director under NYSE American exchange listing standards. Our Nominating and Corporate Governance Committee held three meetings during 2017. Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for developing and recommending corporate governance guidelines. Our Nominating and Corporate Governance Committee considers potential director nominees identified by its members, our board of directors, management, shareholders, investment bankers, and others.

Our board of directors has adopted a written charter for our Nominating and Corporate Governance Committee, which establishes guidelines for corporate governance, the selection of director nominees, and the method by which shareholders may propose to our Nominating and Corporate Governance Committee candidates for selection as nominees for director. On April 16, 2018, the Nominating and Corporate Governance Committee reviewed its charter, the guidelines for corporate governance, and criteria for the selection of director nominees.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees generally provide that the nominee should be accomplished in his or her field, have a reputation that is consistent with that of the Company, have relevant experience and expertise, have an understanding of financial statements, corporate budgeting, and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience, and professional employment. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business, and represent shareholder interests. Our Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs that arise from time to time. Our Nominating and Corporate Governance Committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to our Nominating and Corporate Governance Committee for consideration as directors must submit their written recommendations to our Nominating and Corporate Governance Committee and include all of the information described in the section “2019 Annual Meeting Shareholder Proposals and Nominations” on page 27 below.

On April 16, 2018, our Nominating and Corporate Governance Committee recommended to our board of directors to nominate Walter Paulick and Eric Rosenfeld for re-election as Class II directors at this year’s Annual Meeting. Our Nominating and Corporate Governance Committee did not receive recommendations from any shareholders or others for director candidates.

Guidelines for Corporate Governance

Our corporate governance guidelines are intended to ensure that the board of directors has the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The corporate governance guidelines are also intended to align the interests of the Company’s directors and management with those of the Company’s shareholders. The guidelines establish the practices our board of directors follows with respect to the obligations of the board and each director, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committee composition and meetings, director compensation, director orientation and education, and director access to members of management and to independent advisors.

The corporate governance guidelines were adopted by our board of directors in 2010 and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The guidelines were last reviewed on April 16, 2018. The guidelines comply with corporate governance requirements contained in the listing standards of the NYSE American exchange and enhance the Company’s corporate governance policies.

Strategic Planning Committee Information

The strategic planning committee of our board of directors (“Strategic Planning Committee”) is currently comprised of Douglas McCrosson, Michael Faber, Eric Rosenfeld (Chairman), and Terry Stinson. The main role of the Strategic Planning Committee is to evaluate and analyze strategic options for the Company. The Strategic Planning Committee held three meetings during 2017.

EXECUTIVE OFFICER COMPENSATION

Overview

References in this section to Employment Agreements are to the employment agreement in effect for each named executive officer for the applicable period, giving effect to any and all amendments, unless context requires otherwise.

At our 2012 annual meeting of shareholders, we conducted an advisory Say on Pay Frequency vote, in which shareholders determined that an advisory Say on Pay vote should be held every three years. In accordance with the shareholder vote, the Company held a Say on Pay vote at the 2015 annual meeting of shareholders, in which shareholders overwhelmingly approved the then-current compensation of our named executive officers. Say on Pay Frequency votes must be held at least every six years, therefore, at this Annual Meeting, we will hold an advisory Say on Pay Frequency vote, in which shareholders will be asked to determine how frequently to hold Say on Pay votes going forward. Also at this Annual Meeting we will hold an advisory Say on Pay vote, in which shareholders will be asked to approve, on an advisory basis, the current compensation of our named executive officers. The Compensation Committee considers the results of shareholder advisory votes regarding compensation as one factor when reviewing compensation and making compensation decisions.

Summary Compensation Table

The following table sets forth the compensation paid or earned by each of our Named Executive Officers for each of the fiscal years ended December 31, 2017 and 2016.

Name and Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		Non-Equity Incentive Compensation ($)(5)	All Other ($)		Total ($)
Douglas McCrosson	2017	355,128	—	266,343	(3)	297,862	24,030	(6)	943,363
Chief Executive Officer	2016	343,119	100,000	240,181		—	25,901	(7)	709,201
Vincent Palazzolo	2017	280,439	—	105,167	(4)	187,899	21,017	(8)	594,522
Chief Financial Officer	2016	277,506	50,000	133,624		—	26,533	(9)	487,663

(1)Reflects actual base salary amounts paid for each of the years indicated.

(2)Reflects grant date fair market value of restricted stock grants awarded to our Named Executive Officers as part of their performance-based annual bonus, less grant date fair market value of restricted stock subsequently forfeited as of December 31, 2017, if any.

(3)Does not reflect the 9,523 shares which Mr. McCrosson forfeited on March 26, 2018 in accordance with the terms of his restricted stock award agreement with the Company.

(4)Does not reflect the 4,599 shares which Mr. Palazzolo forfeited on March 26, 2018 in accordance with the terms of his restricted stock award agreement with the Company.

(5)Represents amounts awarded in cash to our Named Executive Officers as part of their performance-based annual bonus. Awards were earned in the year provided, but were not made until the first quarter of the next fiscal year.

(6)Represents (a) $11,892 of an automobile lease, insurance, and maintenance attributable to personal use; (b) $6,595 of disability insurance premiums; and (c) $5,543 of 401(k) contributions

(7)Represents (a) $11,470 of an automobile lease, insurance, and maintenance attributable to personal use; (b) $6,595 of disability insurance premiums; and (c) $7,836 of 401(k) contributions.

(8)Represents (a) $9,425 of an automobile lease, insurance and maintenance attributable to personal use, (b) $5,399 of disability insurance premiums; and (c) $6,193 of 401(k) contributions.

(9)Represents (a) $13,649 of an automobile lease, insurance and maintenance attributable to personal use, (b) $5,399 of disability insurance premiums; and (c) $7,485 of 401(k) contributions.

Compensation Arrangements for Named Executive Officers

Douglas McCrosson

On March 5, 2014, we entered into an amended and restated employment agreement with Mr. McCrosson in connection with his appointment as our President and Chief Executive Officer, which superseded his prior employment agreement with the Company. Beginning March 5, 2014, Mr. McCrosson’s annual base salary was $325,000 for fiscal year 2014. The agreement provided that for each of fiscal years 2015 and 2016, Mr. McCrosson’s annual base salary was to be at least equal to his base salary for the prior fiscal year, subject to a merit increase of up to five percent to be determined in the discretion of the Compensation Committee if Mr. McCrosson attained individual performance goals set by the Compensation Committee (after consultation with Mr. McCrosson). The Compensation Committee determined to increase Mr. McCrosson’s annual base salary for fiscal years 2015 and 2016 by 2.5% and 3%, respectively, to recognize his performance in relation to annual performance goals. Mr. McCrosson was also entitled to receive a non-discretionary performance-based annual bonus upon the attainment of Company growth targets measured by EBITDA and revenue.

On July 7, 2016, Mr. McCrosson’s employment agreement was terminated and Mr. McCrosson’s employment continued on an at-will basis at his then-current annual base salary of $343,119. During 2016, Mr. McCrosson was entitled to receive a non-discretionary performance based bonus upon the attainment of Company growth targets measured by EBITDA and revenue. For the year ended December 31, 2016, Mr. McCrosson received no performance-based compensation although he received a $100,000 one-time discretionary bonus for achievement of other quantitative and qualitative measures by the Company during 2016. In addition, Mr. McCrosson was awarded an aggregate of 41,590 shares of restricted stock (with a fair market value on the date of grant of $274,495) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s annual report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of Company financial performative-metric thresholds for each fiscal year as identified by our Compensation Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2016 metrics were growth targets measured by EBITDA and revenue. The 2016 performance-based vesting metrics were not met and, therefore, Mr. McCrosson forfeited 5,199 shares of restricted stock.

In conjunction with the termination of his employment agreement, Mr. McCrosson entered into a Severance and Change in Control Agreement (the “Severance and Change in Control Agreement”), the details of which are outlined on page 21 below under the heading “Payments upon Termination or Change in Control.” Pursuant to the severance and change in control agreement, Mr. McCrosson is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent during the term of employment and for 18 months thereafter, so long as we make severance payments to Mr. McCrosson pursuant to the agreement.

During 2017, Mr. McCrosson’s employment continued on an at-will basis at an annual base salary of $355,128. He was entitled to receive a non-discretionary performance based cash bonus equal to 60% of his base salary upon the attainment of Company growth targets measured by pre-tax income, return on invested capital, and cash flow, plus an additional non-discretionary performance based cash bonus equal to 3% of his base salary upon the attainment of each of five performance objectives, for an aggregate of 15%. For the year ended December 31, 2017, Mr. McCrosson received $297,862 in performance-based cash compensation. In addition, Mr. McCrosson was awarded an aggregate of 34,590 shares of restricted stock (with a fair market value on the date of grant of $266,343) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of Company financial performative-metric thresholds for each fiscal year as identified by our Compensation Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2017 metrics were growth targets measured by revenue and year-end inventory. The 2017 performance-based vesting metrics were not met and, therefore, Mr. McCrosson forfeited 9,523 shares of restricted stock, representing that portion of the restricted stock granted in 2017 and 2016.

Vincent Palazzolo

On October 31, 2013, we entered into an amended and restated employment agreement with Mr. Palazzolo in connection with his role as our Chief Financial Officer, which extended his term of employment through December 31, 2016. Under his employment agreement, as amended, Mr. Palazzolo’s annual base salary was $263,000 for fiscal year 2014. The agreement provided that for each of fiscal years 2015 and 2016, Mr. Palazzolo’s annual base salary was to be at least equal to his base salary for the prior fiscal year, subject to a merit increase of up to five percent to be determined in the discretion of the Company’s Compensation Committee on the basis of attainment of individual performance goals set by the Compensation Committee. The Compensation Committee determined to increase Mr. Palazzolo’s annual base salary for fiscal years 2015 and 2016 by 2.5% and 3%, respectively, to recognize his performance in relation to annual performance goals. Additionally, Mr. Palazzolo was entitled to receive received a non-discretionary performance-based annual bonus upon the attainment of certain Company growth targets measured by EBITDA and revenue.

On July 7, 2016, Mr. Palazzolo’s employment agreement was terminated and Mr. Palazzolo’s employment continued on an at-will basis at his then-current annual base salary of $277,506. During 2016, Mr. Palazzolo was entitled to receive a non-discretionary performance based bonus upon the attainment of Company growth targets measured by EBITDA and revenue. For the year ended December 31, 2016, Mr. Palazzolo received no performance based compensation although he received a $50,000 one-time discretionary bonus for achievement of other quantitative and qualitative measures by the Company during 2016. In addition, Mr. Palazzolo was awarded an aggregate of 23,138 shares of restricted stock (with a fair market value on the date of grant of $152,628) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of Company financial performative-metric thresholds for each fiscal year as identified by our Compensation Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2016 metrics were growth targets measured by EBITDA and revenue. The 2016 performance-based vesting metrics were not met and, therefore, Mr. Palazzolo forfeited 2,892 shares of restricted stock.

In conjunction with the termination of his employment agreement, Mr. Palazzolo entered into a Severance and Change in Control Agreement, the details of which are outlined on page 21 below under the heading “Payments upon Termination or Change in Control.” Pursuant to the Severance and Change in Control Agreement, Mr. Palazzolo is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent during the term of employment and for 12 months thereafter, so long as we make severance payments to Mr. Palazzolo pursuant to the agreement.

During 2017, Mr. Palazzolo’s employment continued on an at-will basis at an annual base salary of $280,439. He was entitled to receive a non-discretionary performance based bonus equal to 45% of his base salary upon the attainment of Company growth targets measured by return on invested capital, cash flow from operations, and completion of certain operational projects. For the year ended December 31, 2017, Mr. Palazzolo received $187,899 in performance-based cash compensation. In addition, Mr. Palazzolo was awarded an aggregate of 13,658 shares of restricted stock (with a fair market value on the date of grant of $105,167) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of Company financial performative-metric thresholds for each fiscal year as identified by our Compensation Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2017 metrics were growth targets measured by revenue and year-end inventory. The 2017 performance-based vesting metrics were not met and, therefore, Mr. Palazzolo forfeited 4,599 shares of restricted stock, representing that portion of the restricted stock granted in 2017 and 2016.

Hedging

We prohibit our Named Executive Officers from engaging in any hedging or publicly-traded derivative transactions in the Company’s stock.

Section 162(m)

The Tax Cuts and Jobs Act, signed into law by President Trump on December 22, 2017, changed the characterization of executive compensation under Section 162(m) of the Internal Revenue Code. Before the tax reform, our Company was limited to deducting up to $1 million per year, in the aggregate, for compensation to our named executive officers, and performance-based compensation was fully deductible. Now, the $1 million deduction limit applies more broadly to any employee who is now or ever has been our Chief Executive Officer, Chief Financial Officer, or one of the three most-highly compensated officers, and includes compensation paid to an employee after termination or retirement, including severance, deferred compensation, and supplemental retirement payments. Additionally, performance-based compensation is no longer exempt, though performance-based compensation arrangements that were in effect on November 2, 2017 and have not been materially modified remain deductible.

The Company’s cash compensation to our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated officers is significantly below the $1 million deductible limit. In addition, equity-based compensation is only tax deductible upon vesting, which was not changed by the Tax Cuts and Jobs Act. As such, we do not believe that the impact of the Tax Cuts and Jobs Act will be material for the Company.

Our Compensation Committee has assessed and will continue to assess the impact of these changes on the design of executive compensation in future years, while also retaining the discretion to establish compensation that may result in non-deductible compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option and stock awards as of December 31, 2017 for each Named Executive Officer.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Douglas McCrosson Chief Executive Officer	25,000(1)	0	0	3/31/2019
Vincent Palazzolo Chief Financial Officer	0	0	—	—

(1)Represents options which are fully vested.

	Stock Awards
Name	Number of Shares of Stock Unvested (#)(1)	Equity Incentive Plan Awards: Number of Unearned Shares (#)(2)	Market Value of Shares Unvested ($)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)(3)
Douglas McCrosson Chief Executive Officer	64,221	6,920	574,136	61,934
Vincent Palazzolo Chief Financial Officer	31,011	4,029	277,239	36,060

_____________

(1)Reflects shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance-based vesting, and vest upon the achievement of Company financial performative-metric thresholds for each fiscal year as identified by our Compensation Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2016 metrics were growth targets measured by EBITDA and revenue, and the fiscal 2017 metrics were growth targets measured by revenue and year-end inventory.

(2)Reflects shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which were forfeited in March, 2017, and shares of restricted stock withheld to satisfy tax obligations.

(3)Calculated using the closing price per share of the Company’s common stock on the last date of fiscal year 2017.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Payments upon Termination or Change in Control

The Severance and Change in Control agreements with each of Mr. McCrosson and Mr. Palazzolo provide for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination.

•Termination without cause.  If employment of Mr. McCrosson or Mr. Palazzolo is terminated by the Company other than for cause, as defined in the agreements, then (i) with respect to Mr. McCrosson, he is entitled to (x) continued salary for 18 months, (y) any earned cash bonus not yet paid for the preceding fiscal year, and (z) a pro-rata cash bonus calculated using the prior year’s cash bonus amount, and (ii) with respect to Mr. Palazzolo, he is entitled to (x) continued salary for 12 months, (y) any earned cash bonus not yet paid for the preceding fiscal year, and (z) a pro-rata cash bonus calculated using the prior year’s cash bonus amount. A non-competition provision will apply for as long as severance payments are being paid. Any unvested restricted stock will be forfeited and any unexercised options will expire.

•Termination for cause, or if the executive quits. If Mr. McCrosson or Mr. Palazzolo voluntarily terminates his employment, or if the Company terminates his employment for cause, he is not entitled to any severance payments and is not bound by a non-compete clause, however he is still bound by any confidentially and non-disparagement duties. Any unvested restricted stock will be forfeited and any unexercised options will expire.

•Termination for disability. If Mr. McCrosson or Mr. Palazzolo is terminated because of a disability, as defined in the severance and change in control agreements, then he will receive severance as if he had been terminated without cause.

•Termination following a change in control. If the employment of Mr. McCrosson or Mr. Palazzolo is terminated within 18 months, following a change in control by the Company other than for cause or disability or by him for good reason (all such terms as defined in the Severance and Change in Control Agreements), he is entitled to (i) his base salary earned through the date of termination, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro rata portion of the his annual cash bonus for the portion of the year he worked, assuming all applicable targets had been met. In addition, he will be entitled to a change in control payment: (x) for Mr. McCrosson, in an amount equal to two times total compensation (base salary plus earned cash bonus) for either the prior full fiscal year, or the preceding fiscal year, whichever is the highest total compensation; (y) for Mr. Palazzolo, in an amount equal to one and one-half times his total base salary for the prior full fiscal year. Upon any change in control, all outstanding stock options and restricted stock will vest immediately for both Mr. McCrosson and Mr. Palazzolo. Health insurance and other fringe benefits will continue for each of Mr. McCrosson and Mr. Palazzolo for a period of six months after termination.

The following table summarizes the amounts payable upon termination of employment for each of Mr. McCrosson and Mr. Palazzolo, assuming termination occurred on December 31, 2017 under the current Severance and Change in Control Agreements with each such Named Executive Officer. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (the single sum does not reflect any discount). To the extent the termination accelerates vesting of equity awards, the value presented below is based upon the Company’s stock price as of December 31, 2017, and assumes the achievement of all applicable performance benefits.

Potential Termination Payments
Name	Disability		By Company for Cause		By Company without Cause		Change in Control
	Cash ($)	Equity	Cash ($)	Equity	Cash ($)	Equity	Cash ($)	Equity
Douglas McCrosson	830,554	—	—	—	830,554	—	1,603,842	574,136
Vincent Palazzolo	468,338	—	—	—	468,338	—	608,558	277,239

Equity Award Plans

Long-term equity incentives are an important component of compensation and are designed to align the interests of our executive officers and directors who receive long-term equity awards with the Company’s long-term performance and to increase shareholder value. The Company has awarded long-term incentive compensation pursuant to three plans:

2016 Long-Term Incentive Plan. The 2016 Long-Term Incentive Plan registered 600,000 shares of our common stock, which may be granted in the form of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards, to employees, officers, directors, and consultants of the company. As of December 31, 2017, we have granted 329,691 shares under this plan and 270,309 shares remained available for grant under this plan.

Performance Equity Plan 2009.  The Performance Equity Plan 2009 authorizes the grant of 500,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2017, we have granted 439,420 options/shares under this plan and 172,698 shares remained available for grant.

Performance Equity Plan 2000.  The Performance Equity Plan 2000 authorizes the grant of 1,230,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2017, options to purchase an aggregate of 1,260,333 shares of common stock had been granted under this plan, of which 35,000 options remained outstanding exercisable at a price of $6.60 per share. As of December 31, 2017, no options/shares remained available for grant under this plan.

Equity Compensation Plan Information
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by shareholders	35,000	6.60	443,007
Equity compensation plans not approved by shareholders	—	—	—
Total	35,000	6.60	443,007

(1)Excludes securities to be issued upon exercise of outstanding options, warrants, and rights, which are reflected in the first column.

Compensation of Directors

Our non-executive directors receive a mix of cash compensation and stock compensation for their service to our Company. Each year, our Compensation Committee determines the total amount of non-executive director compensation, as well as the allocation among cash and stock compensation, and takes into consideration, among other things, the Company’s performance relative to its guidance, the extent to which director compensation aligns the interests of our directors with the interests of our shareholders, compensation awarded to directors of similarly sized companies in our industry, and past practices. Our Compensation Committee is also tasked with reviewing the compensation paid to non-executive directors and making recommendations to our board of directors for any adjustments deemed necessary as a result of their review.

Directors who are employees of the Company do not receive separate compensation for their service as a director.

Cash Compensation

Pursuant to the non-executive director compensation plan in effect for 2017, non-executive directors were compensated as follows: Chairman of the Board, $250,000 (cash payment, $102,575); Chairman of the Audit Committee and the Chairman of the Compensation Committee, $180,000 each (cash payment, $66,950), and all other non-executive directors, $75,000 each (cash payment, $24,750). The annual cash compensation due each director was paid quarterly as has been the Company’s past practice.

Stock Compensation

The balance of the non-executive director compensation is paid in restricted stock units (“RSUs”), which are granted on January 1 and vest quarterly. If the non-executive director resigns or is removed from office, unvested RSUs, if any, will be forfeited. The number of RSUs granted is calculated using the closing price of our common stock on the last day of the fiscal year prior to the grant. Non-executive directors are subject to a stock ownership policy whereby each non-executive director is required to own stock of the Company valued at least four times his annual cash compensation before and after any stock sales.

The following table summarizes the compensation of our non-executive directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Eric Rosenfeld	102,575	147,425	250,000
Harvey J. Bazaar	66,950	113,050	180,000
Terry Stinson	66,950	113,050	180,000
Walter Paulick	24,750	50,250	75,000
Michael Faber	24,750	50,250	75,000
Carey Bond	24,750	50,250	75,000
Kenneth McSweeney(2)	12,375	21,125	37,500

(1)Represents stock awarded to directors during 2017 in the form of RSUs, all of which had vested by December 31, 2017. The Company accounts for compensation expense associated with RSUs based on the fair value of the units on the date of grant.

(2)Reflects the pro-rated non-executive director compensation paid to Mr. McSweeney for his service as a director for two fiscal quarters during 2017.

Certain Relationships and Related-Party Transactions

Related-Party Policy.

Our Code of Ethics requires us to avoid, wherever possible, all related-party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board of directors (or our Audit Committee). SEC rules generally define related-party transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. Our Audit Committee considers all relevant factors when determining whether to approve a related-party transaction, including whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related-party, but that director is required to provide our Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

Related-Party Transactions.

We did not engage in any related-party transactions in the fiscal year ended December 31, 2017 as required to be reported pursuant to rules of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required by regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on the review of the copies of these forms furnished to us and representations that no other reports were required during the year ended December 31, 2017, all Section 16(a) reports were timely filed by our officers, directors, and greater than ten percent beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes below set forth certain information as of April 30, 2018 with respect to the ownership of our common stock by:

•each person or group who beneficially owns more than 5% of our common stock;

•each of our directors and our director nominees;

•our current Chief Executive Officer and Chief Financial Officer, our only executive officers as defined by SEC rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (together, the “Named Executive Officers”); and

•all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date. Accordingly, common stock issuable upon exercise of options that are currently exercisable, or exercisable within 60 days of April 30, 2018, have been included in the table with respect to the beneficial ownership of the person owning the options.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Shares vesting within 60 Days of Record Date	Unvested Time-Based and Performance- Based Restricted Stock and RUSs(3)	Total		Percent of Class(4)
Current Directors and Officers:
Douglas McCrosson	46,935	(5)		79,987	126,922		1.42%
Vincent Palazzolo	21,595			34,813	56,408		*
Walter Paulick	41,214	(6)	1,404	2,807	45,425		*
Harvey J. Bazaar	71,734	(7)	3,158	6,315	81,207		*
Michael Faber	16,922		1,404	2,807	21,133		*
Terry Stinson	34,606		3,158	6,315	44,079		*
Carey Bond	7,185		1,404	2,807	11,396		*
Eric Rosenfeld c/o Crescendo Partners 777 Third Avenue, 37th Floor New York, NY 10017	735,403	(8)	4,118	8,236	747,757		8.35%
All current directors and executive officers as a group (eight persons)					1,134,327	(9)	12.67%
Five Percent Holders:
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	638,543	(10)					7.2%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	631,166	(11)					7.11%
Perritt Capital Management Inc. 300 South Wacker Drive, Suite 2880 Chicago, IL 60606	510,141	(12)					5.75%
Heartland Advisors, Inc. 789 N Water Street Milwaukee, WI 53202	650,000	(13)					7.32%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road Austin, TX 78746	492,421	(14)					5.55%

*Less than 1%

(1)Unless otherwise noted, the business address of each of the following persons is c/o CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717.

(2)Includes the vested portion of restricted stock awards and RSUs, as applicable. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them, subject to community property laws, where applicable.

(3)With respect to our executive officers, this includes unvested time-based and performance-based restricted stock awards that are forfeitable until the vesting date or performance certification date, as applicable. It does not include unvested time-based awards which will vest within 60 days of the record date (which are reported in a separate column), nor portions of restricted stock awards which have been forfeited. With respect to our non-executive directors, this includes unvested RSUs which will not vest within 60 days of the record date (such RSUs are reported in a separate column). RSUs are granted on the first day of the year and vest quarterly upon completion of service as a director. Such shares are included herein because they confer voting rights and therefore may be deemed to be beneficially owned under Rule 13d-3(a)(1) promulgated under the Securities Exchange Act of 1934, as amended.

(4)As of April 30, 2018, there were 8,950,913 shares of our common stock issued and outstanding. Each person beneficially owns a percentage of our outstanding common stock equal to a fraction, the numerator of which is the number shares of our common stock held by such person plus the number of shares of our common stock that such person can acquire within 60 days of April 30, 2018 upon the exercise of options or vesting of restricted stock or restricted stock units and the denominator of which is 8,950,913 (the number of shares of our common stock outstanding) plus the number of shares of our common stock such person can so acquire during such 60-day period.

(5)Includes 25,000 shares of common stock that Mr. McCrosson has the right to acquire upon exercise of options.

(6)Includes 4,435 shares of common stock that Mr. Paulick has a right to acquire upon the exercise of options.

(7)Includes 9,977 shares of common stock that Mr. Bazaar has the right to acquire upon exercise of options.

(8)Represents (a) 212,123 shares of common stock owned individually, including 4,118 shares of common stock underlying vested RSUs, (b) 510,270 shares of common stock held by Crescendo Partners II, L.P. Series L (“Crescendo Partners II”) and (c) 13,010 shares of common stock that Mr. Rosenfeld has the right to acquire upon exercise of options. Mr. Rosenfeld is the senior managing member of the sole general partner of Crescendo Partners II. Mr. Rosenfeld disclaims beneficial ownership of the shares held by Crescendo Partners II, except to the extent of his pecuniary interest therein.

(9)Includes an aggregate of 52,422 shares of common stock that Messrs. McCrosson, Paulick, Bazaar, and Rosenfeld have the right to acquire upon exercise of options.

(10)The information with respect to Ariel Investments, LLC is derived from an Amendment to Schedule 13G filed with the SEC on February 13, 2018.

(11)The information with respect to Royce & Associates, LLC is derived from an Amendment to Schedule 13G filed with the SEC on January 17, 2018.

(12)The information with respect to Perritt Capital Management, Inc. is derived from a Schedule 13G filed with the SEC on February 5, 2018.

(13)The information with respect to Heartland Advisors, Inc. is derived from a Schedule 13G filed with the SEC on February 2, 2018.

(14)The information with respect to Dimensional Fund Advisors LP is derived from a Schedule 13G filed with the SEC on February 9, 2018. Includes 492,421 shares of Common Stock held by certain investment companies, comingled funds, group trusts, and separate accounts (the “Funds”) for which Dimensional Fund Advisors LP acts as investment advisor, sub-advisor, and/or manager. Dimensional Fund Advisors LP disclaims beneficial ownership of the shares held by the Funds.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of the mails and the Internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal cost. Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the Annual Meeting. We will pay MacKenzie a fee of $6,500 plus reimbursement for reasonable out-of-pocket expenses.

2019 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nominations to be presented at the annual meeting of shareholders to be held in 2019 or to be eligible for inclusion in our proxy statement for such meeting, we must receive the shareholder proposal or nomination at our principal executive offices by December 31, 2018. Proposals received after December 31, 2018, will be considered untimely. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, a representation that the shareholder will continue to own the shares through the shareholder meeting, a statement of the shareholder’s intention to appear in person or by proxy at the shareholder meeting, the and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our Nominating and Corporate Governance Committee a candidate for election to our board of directors should send their letters to CPI Aerostructures, Inc., 91 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating and Corporate Governance Committee. The corporate secretary will promptly forward all such letters to the members of our Nominating and Corporate Governance Committee. Shareholders must follow certain procedures to recommend to our Nominating and Corporate Governance Committee candidates for election as directors, in addition to the procedures for other shareholder proposals, detailed above.

The recommendation must contain the following information about the candidate:

•Name and age;

•Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

•Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

•Educational background;

•Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

•The number of shares of common stock of the Company beneficially owned by the candidate;

•The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the SEC); and

•A signed consent of the nominee to serve as a director of the Company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors provides a process for shareholders and interested parties to send communications to the board of directors. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the SEC, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2019 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Edgewood, New York, not later than December 31, 2018.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including our audited financial statements and supplementary data, management’s discussion and analysis of financial condition and results of operations, and our quantitative and qualitative disclosures about market risk. You may request a free copy of any or all of the information incorporated by reference into the proxy statement (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written requests for such documents to CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the Annual Meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Vincent Palazzolo, Secretary

Edgewood, New York
April 30, 2018

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CPI AEROSTRUCTURES, INC.	Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 19, 2018.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 4, AND FOR A VOTE OF

“EVERY THREE YEARS” FOR PROPOSAL 3.

1.	Election of the following Class II directors (select one of the following):

Class II		FOR all Nominees	WITHHOLD AUTHORITY for all nominees	FOR all Except
(1)	Walter Paulick	☐	☐	☐
(2)	Eric Rosenfeld

SPECIAL INSTRUCTIONS for Proposal 1: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through that nominee’s name in the list above.

2.	Advisory approval of the compensation of the Company’s Named Executive Officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Advisory selection of the frequency with which the company holds Say on Pay Votes.

3 Years	2 Years	1 Year	ABSTAIN
☐	☐	☐	☐

4.	Ratification of appointment of CohnReznick LLP as the Company’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature________________________________ Signature, if held jointly______________________________ Date_____________, 2018

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy
Materials for the Annual Meeting of Shareholders

The 2018 Proxy Statement and the 2017 Annual Report to
Shareholders are available at: http://www.cstproxy.com/cpiaero/2018

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CPI AEROSTRUCTURES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2018

The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation (“Company”), hereby appoint(s) Douglas McCrosson and Terry Stinson, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual Meeting of Shareholders to be held on June 20, 2018 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted in favor of electing the Class II nominees, and will be voted FOR the Say on Pay Proposal, FOR THREE YEARS as the Frequency of Say on Pay, and FOR the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm.

(Continued, and to be marked, dated and signed, on the other side)